EXHIBIT 10.1

AMENDMENT No. 2 to
AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This Amendment No. 2 (“Second Amendment”) to Amended and Restated Employment Agreement  dated May 21, 2003 (the “Employment Agreement”) and the Amendment No. 1 dated January 26, 2006 is entered into as of March 20, 2009 (the “Effective Date”) by and among Apollo Gold Corporation, a Yukon territory Corporation (“Parent”), and its wholly-owned subsidiary, Apollo Gold Inc., a Delaware corporation (jointly and severally with Parent, the “Employer”), and R. David Russell (“Officer”).

RECITALS

A.           The Employer wishes to retain the services of Officer, and Employer and Officer wish to formalize the terms and conditions of all their agreements and understandings.

B.           Officer’s continued employment by Employer, the mutual covenants stated in this First Amendment, and other valuable consideration, the receipt of which are acknowledged by Officer and Employer, are sufficient consideration for this Agreement.

AGREEMENT

The parties agree as follows:

1.           Amendment to Section 1 (e) Section 1 (e) shall be amended and 1 (e) in its entirety and replacing it with the following:

(e) “Change of Control”

 means a change of control of the Corporation (defined as the occurrence, within a single transaction or series of related transactions occurring within the same 12-month period, of a change in the identity of persons who individually or collectively hold rights to elect, or to approve the election of, a majority of the members of the board of directors, including, without limitation, transactions consisting of one or more sales or other transfers of assets or equity securities, mergers, consolidations, amalgamations, reorganizations, or any similar transactions),

2.           Amendment to Section 3(a) Section 3(a) shall be amended and 3(a) in its entirety and replacing it with the following:

 (a) Base Salary and Discretionary Bonus

Effective March 20, 2009, the Executive shall be paid a minimum base salary of US $380,000 to be reviewed annually by the Board.  Said salary shall be subject to all statutory and other deductions and shall be paid bi-monthly, in arrears, by check or deposit, or such other periodic installments as may be from time to time agreed.  In addition, the Executive may be entitled to receive a discretionary performance bonus in such amount, if any, as the Board in its sole discretion may determine.

3.           Amendment to Section 6 (f) Section 6 (f) shall be amended and 6 (f) in its entirety and replacing it with the following:

(e) The Executive’s employment may be terminated without cause by majority vote of the Board.  In the event that the Executive’s employment is terminated pursuant to this section 6(f) any stock options granted but not vested shall be deemed to have immediately vested and the Company shall pay to the Executive 36 months salary, in compensation for the Executive’s loss of employment, together with a payment equal to 50% of any bonus entitlement of the Executive for each year in such three year period and any other compensation (including three years health and medical coverage) to which the Executive is entitled to receive and the Executive shall not have the duty to mitigate damages.

4.           Miscellaneous

 a.           The terms and provisions of the Amended and Restated Employment Agreement dated May  21, 2003 and the Amendment No. 1 dated January 26, 2006 by and among Apollo Gold Corporation, Apollo Gold, Inc., and Officer shall remain in full force and effect except as specifically modified by this Second Amendment.

 b.           This Second Amendment may be executed and delivered by facsimile in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which, when taken together, shall constitute one and the same agreement.

 c.           The Employment Agreement and the First Amendment , as amended by this Second Amendment sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersedes all prior agreements and understandings among or between any of the parties relating to the subject matter hereof.  This Second Amendment may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.

 d.           This Second Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

ACCEPTED AND AGREED:
APOLLO GOLD, INC.
APOLLO GOLD CORPORATION

By:	/s/ Melvyn Williams	By:	/s/ Melvyn Williams
	Melvyn Williams		Melvyn Williams

Title:	Sr. VP & CFO	Title:	Sr. VP & CFO

ACCEPTED AND AGREED:

OFFICER:

/s/ R. David Russell
R. David Russell